-------------------------------------


                                CREDIT AGREEMENT


                                     between


                            CHALONE WINE GROUP, LTD.


                                       and


              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                      "RABOBANK NEDERLAND," NEW YORK BRANCH


                                 March 31, 1999


                      -------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION I. GENERAL MATTERS....................................................1
         1.1      Definitions.................................................1
         1.2      Accounting Terms............................................9

SECTION II. THE LOAN..........................................................9
         2.1      The Loans...................................................9
         2.2      Evidence of the Loans......................................10
         2.3      Interest Rates; Commitment Fee.............................10
         2.4      Conversion and Continuation Elections......................11
         2.5      Repayment of the Loans.....................................12
         2.6      Prepayments and Commitment Reductions......................13
         2.7      Payments to the Bank.......................................14
         2.8      Illegality.................................................14
         2.9      Increased Costs and Reduction of Return....................15
         2.10     Funding Losses.............................................15
         2.11     Inability to Determine Rates...............................16
         2.12     Reserves on Offshore Rate Loans............................16
         2.13     Certificates of Bank.......................................16
         2.14     Survival...................................................17

SECTION III. CONDITIONS PRECEDENT............................................17
         3.1      Conditions Precedent to Loan...............................17

SECTION IV. REPRESENTATIONS AND WARRANTIES...................................19
         4.1      Representations and Warranties.............................19

SECTION V. COVENANTS OF BORROWER.............................................23
         5.1      Affirmative Covenants......................................23
         5.2      Negative Covenants.........................................24
         5.3      Financial Covenants........................................26

SECTION VI. DEFAULT..........................................................27
         6.1      Events of Default..........................................27
         6.2      Effect of Event of Default.................................28

SECTION VII. MISCELLANEOUS...................................................29
         7.1      Amendments and Waivers.....................................29
         7.2      Notices....................................................29
         7.3      No Waiver; Cumulative Remedies.............................29
         7.4      Costs and Expenses; Indemnification; Other Charges.........29
         7.5      Survival...................................................31
         7.6      Benefits of Agreement......................................31
         7.7      Governing Law..............................................31
         7.8      Waiver of Jury Trial.......................................31

                                       i.

         7.9      Entire Agreement...........................................32
         7.10     Severability...............................................32
         7.11     Counterparts...............................................32


EXHIBITS
--------

Exhibit A                  Form of Revolving Loan Note

Exhibit B                  Form of Term Loan Note

Exhibit C                  Form of Notice of Conversion/Continuation

Exhibit D                  Form of Opinion of Borrower's Counsel

Exhibit E                  Form of Borrowing Base Certificate

Exhibit F                  Form of Compliance Certificate

Exhibit G                  Form of Guaranty

                                       ii.

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT is entered into as of March 31, 1999, by and between CHALONE WINE GROUP, LTD., a California corporation ("Borrower"), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND," NEW YORK BRANCH (the "Bank").

                                    RECITALS

                  This Agreement is made and delivered on the basis of the following facts and understandings of the parties:

                  A Borrower has requested from the Bank a term loan in the maximum aggregate principal amount of $30,000,000.

                  B Borrower has requested from the Bank a revolving loan facility in the maximum aggregate principal amount of $40,000,000.

                  C  Subject  to  the  terms  and  conditions   stated  in  this
Agreement, the Bank has agreed to make the term loan and the revolving loan facility available to Borrower.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                           SECTION I. GENERAL MATTERS

                  1.1  Definitions.

                  "Agreement" means this Credit Agreement.

                  "Acquisition" means any transaction or series of related transactions for the purpose of, or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or any line or segment of business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that (i) the Borrower or a Subsidiary is the surviving entity or (ii) after giving effect to such merger or consolidation, such other Person has become a Subsidiary of a Borrower.

                  "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy."

                                       1.

                  "Borrowing Base" means, in respect of the Borrower at any time, the aggregate sum of (i) 100% of Eligible Inventory at such time plus (ii) 80% of Eligible Receivables at such time minus (iii) Grower Payables at such time.

                  "Borrowing  Base   Certificate"   means  a  certificate  of  a
Responsible Officer of the Borrower in substantially the form of EXHIBIT E, with such changes thereto as the Bank may from time to time reasonably request.

                  "Business Day" means a day other than a Saturday, a Sunday, or a day on which commercial banks in New York City, New York, are authorized to close and, if the applicable day relates to any LIBOR Rate Loan, means such a day on which dealings are carried on in the applicable offshore U.S. Dollar interbank market.

                  "Canoe Ridge Intercompany Loan Amount" means the sum of (i) $10,000,000 plus (ii) on each anniversary of the Closing Date, 10% of the Canoe Ridge Intercompany Loan Amount then in effect.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Change of Control" means (a) any "person" (as such term is used in subsections 13(d) and 14(d) of the Exchange Act) or group of persons on or after the Closing Date other than "affiliates" (as such term is used in Rule 405 of the Securities Act of 1933), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the Company's then-outstanding voting securities, or (b) the existing directors for any reason cease to constitute a majority of the Company' board of directors. "Existing directors" means (x) individuals constituting the Company's board of directors on the Closing Date, and (y) any subsequent director whose election by the board of directors or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then in office, which directors either were directors on the Closing Date or whose election or nomination for election was previously so approved.

                  "Closing  Date" has the meaning  given to such term in Section
3.1 of this Agreement.

                  "Compliance Certificate" means a certificate of a Responsible Officer of the Borrower, in substantially the form of EXHIBIT F, with such changes thereto as the Bank may from time to time reasonably request.

                  "Conversion/Continuation Date" means each date on which a Revolving Loan is continued as or converted into a Reference Rate Loan or a LIBOR Rate Loan, as the case may be, in accordance with Section 2.4.

                                       2.

                  "Drawdown Expiration Date" means the date which is 18 months after the Closing Date.

                  "EBIT" means, in respect of the Borrower for any period, net income plus Interest Expense plus income tax expense, in each case which were deducted in determining net income, determined in accordance with GAAP on a consolidated basis.

                  "EBITDA" means, in respect of the Borrower for any period, net income plus Interest Expense plus income tax expense plus depreciation and amortization expense, in each case which were deducted in determining net income, determined in accordance with GAAP on a consolidated basis.

                  "Eligible Inventory" means, at any time, the aggregate amount of such Borrower's bulk wine, cased wine, separately bottled wine and Wine Bottling Inventory. Eligible Inventory shall be valued (A) in the case of bulk wine, at 65% of the book value at the date of determination, (B) in the case of cased wine or separately bottled wine, at 60% of the book value at the date of determination, and (C) in the case of Wine Bottling Inventory, at 60% of book value at the date of determination.

                  "Eligible Receivables" means, at any time, the aggregate amount of the Borrower's Receivables, payable in cash in U.S. dollars, net of applicable allowances, reserves, discounts, returns, credits or offsets (including allowances or reserves for doubtful accounts), excluding Receivables that are 90 days or more past due.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

                  "Edna Valley Intercompany Loan Amount" means the sum of (i) $15,000,000 plus (ii) on each anniversary of the Closing Date, 10% of the Edna Valley Intercompany Loan Amount then in effect.

                  "Event  of  Default"  has the  meaning  given to such  term in
Section 6.1 of this Agreement.

                  "Existing Subordinated Notes" means the Borrower's Convertible Subordinated Debentures due in 1999, bearing interest at 5% per annum, in the original principal amount of $8,500,000.

                                       3.

                  "Fixed Rate Term Loan" means, at any time, the unpaid principal balance of the Term Loan equal to the lesser of (i) $20,000,000 and
(ii) the unpaid principal balance of the Term Loan outstanding at such time.

                  "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

                  "Governmental Authority" means any federal, state, county, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality, domestic or foreign.

                  "Grower Payables" means, in respect of the Borrower, the aggregate amount due from the Borrower to any other Person on account of any crops, produce, or raw materials supplied by such Person to the Borrower as to which crops, produce or raw materials such Person has statutory lien rights.

                  "Guaranty" means a Guaranty in substantially the form of EXHIBIT G.

                  "Hazardous Substances" means any toxic or hazardous substances, materials or wastes, contaminants or pollutants, including asbestos, PCBs, petroleum products and byproducts, substances defined or listed as "hazardous substances," "hazardous materials" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act and the Resource Conservation and Recovery Act, any chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, any "toxic pollutants" under the Federal Water Pollution Control Act of 1972, any hazardous air pollutant under the Clean Air Act, any hazardous or toxic substance, waste or pollutant regulated under any other applicable Environmental Law, or any other substance or material which may cause or be claimed to cause any liability of any owner or operator of any property to any Person, any owner of any other property, or any Governmental Authority in connection with any Environmental Law.

                  "Indebtedness" means, for any Person:

                                 a. All indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services;

                                 b. All indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

                                 c.   All obligations under capital leases;

                                       4.

                                 d. All reimbursement or other obligations of such Person under or in respect of letters of credit, bankers acceptances, interest rate swaps, caps, floors and collars, currency swaps, or other similar financial products;

                                 e. All indebtedness of another Person of the types referred to in clause (a), (b), (c) or (d) above, guaranteed directly or indirectly in any manner by the Person for whom Indebtedness is being determined, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether or not such property is received or such services are rendered), or (4) otherwise to assure a creditor against loss; and

                                 f. All indebtedness of another Person of the types referred to in clause (a), (b), (c) or (d) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by the Person for whom Indebtedness is being determined, even though such Person has not assumed or become liable for the payment of such indebtedness of such other Person.


                  "Indemnified Liabilities" has the meaning given to such term in Section 7.4(B) of this Agreement.

                  "Indemnified  Person"  has the  meaning  given to such term in
Section 7.4(B) of this Agreement.

                  "Interest Expense" means, in respect of the Borrower for any period, interest expense (including that attributable to capital leases) of the Borrower, including all commissions, discounts and other fees and charges owed with respect to standby letters of credit, determined in accordance with GAAP on a consolidated basis.

                  "Interest Period" means the period commencing on the borrowing date of a LIBOR Rate Loan or on the Conversion/Continuation Date on which a Loan is converted into or

                                       5.

continued as a LIBOR Rate Loan, and ending on the date one, two or three months thereafter as selected by Borrower in its borrowing notice or Notice of Conversion/Continuation; provided that:

                                 (i) if any Interest  Period would otherwise end
     on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                                 (ii) any  Interest  Period  that  begins on the
     last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                                 (iii) no Interest  Period shall  extend  beyond
     the Revolving Loan Maturity Date.

                  "LIBOR Margin" means, with respect to LIBOR Rate Loans, the amount set forth opposite the indicated Level below the heading "LIBOR Margin" in the pricing grid set forth on Annex I in accordance with the parameters for calculations of such amounts also set forth on Annex I.

                  "LIBOR Rate" shall mean the interest per annum at which deposits in dollars are offered to the Cayman Branch of Bank in the London eurodollar market two business days before the first day of the applicable Interest Period for the LIBOR Rate Loan for a period equal to such Interest Period and in the amount of the LIBOR Rate Loan.

                  "LIBOR Rate Loan" means a Loan at such times as it bears interest at a rate determined by reference to the LIBOR Rate.

                  "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).

                  "Loans" means, collectively, the Term Loan and the Revolving Loans.

                  "Loan Documents" means this Agreement, the Term Loan Note, the Revolving Loan Note, the Guaranties and all other documents, agreements and instruments delivered to the Bank under or in connection with this Agreement.

                  "Maximum Intercompany Loan Amount" means the sum of (i) $20,000,000 plus (ii) on each anniversary of the Closing Date, 10% of the Maximum Intercompany Loan Amount then in effect.

                                       6.

                  "Net Worth" means, in respect of the Borrower on any date of determination, total assets of the Borrower on such date minus total liabilities of the Borrower on such date, determined in accordance with GAAP on a consolidated basis.

                  "Notes" means, collectively, the Term Loan Note and the Revolving Loan Note.

                  "Notice   of   Conversion/Continuation"   means  a  notice  in
substantially the form of EXHIBIT C.

                  "Opinion of Counsel to Borrower" means that certain opinion of legal counsel to Borrower, substantially in the form of EXHIBIT D.

                  "Permitted Liens" means:

                                 a.   Liens  in  favor  of  the  Bank   securing
                                      Borrower's Indebtedness to Bank;

                                 b. Liens in existence as of the Closing Date and listed on Schedule 1.1, or renewals or extension of such liens (other than any renewal or extension of the Wells Fargo Bank Liens);

                                 c. Additional Liens on the assets of one or more Subsidiaries of the Borrower securing Indebtedness which, together with all Indebtedness secured by Liens referenced in the preceding clause (b), does not exceed in the aggregate $3,000,000 at any time outstanding; and

                                 d. The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the Borrower's assets,  or materially  impair  Borrower's
                                      financial  condition:  (1) Claims or liens
                                      for taxes, assessments, or charges due and
                                      payable   and   subject  to   interest  or
                                      penalty;   and(2)  Adverse   judgments  on
                                      appeal.


                  "Person" means an individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or any other juridical entity.

                  "Receivable   Debtor"   means  any  Person   obligated   on  a
Receivable.

                  "Receivables" means all rights to payment arising out of the sale or lease of goods or the performance of services in the ordinary and usual course of business, however evidenced.

                                       7.

                  "Reference Rate" means the rate of interest periodically established by the Bank as its "Reference Rate," as such rate may change, from time to time. The Reference Rate is not necessarily the lowest or best rate of interest made available by the Bank to its most creditworthy customers, and no representation, express or implied, is made with respect thereto.

                  "Reference Rate Loan" means a Loan at such times as it bears interest at a rate determined by reference to the Reference Rate.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means, with respect to any Person, the chief executive officer, the manager, the president, the chief financial officer, any vice president or the treasurer of such Person, or any other senior officer of such Person having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of any such Person, or any other senior officer of such Person involved principally in the financial administration or controllership function of such Person and having substantially the same authority and responsibility.

                  "Revolving  Loan"  has the  meaning  assigned  to such term in
Section 2.1(B) of this Agreement.

                  "Revolving Loan Facility" has the meaning assigned to such term in Section 2.1(B) of this Agreement.

                  "Revolving Loan Facility Commitment" means the commitment of the Bank to make Revolving Loans to the Borrower in accordance with and subject to the terms hereof in an aggregate principal amount not to exceed $40,000,000 at any time outstanding, as the same may be reduced from time to time in accordance with the terms hereof.

                  "Revolving Loan Maturity Date" means March 31, 2001.

                  "Revolving Loan Note" means that certain promissory note from Borrower to the order of the Bank substantially in the form of EXHIBIT A.

                  "Subsidiary" means any corporation, association, partnership, joint venture, limited liability company or other business entity of which 50% or more of the voting stock or other equity interest is owned directly or indirectly by any Person or one or more of the other Subsidiaries of such Person or a combination thereof. Unless the context otherwise clearly requires, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

                  "Tangible Net Worth" means, in respect of the Borrower as of any date of determination, total assets minus total liabilities, measured on a consolidated basis for the

                                       8.

Borrower and its Subsidiaries in accordance with GAAP; provided, however, that there shall be excluded from total assets all assets which would be classified as intangible assets in accordance with GAAP, including goodwill, organizational expense, research and development expense, patent applications, patents, trademarks, trade names, brands, copyrights, trade secrets, customer lists, licenses, franchises and covenants not to compete.

                  "Term Loan" has the meaning assigned to such term in Section 2.1(A) of this Agreement.

                  "Term Loan Commitment" means the commitment of the Bank to make the Term Loan to the Borrower in accordance with and subject to the terms hereof in an aggregate principal amount not to exceed $30,000,000 at any time outstanding, as the same may be reduced from time to time in accordance with the terms hereof.

                  "Term Loan Maturity Date" means March 31, 2006.

                  "Term Loan Note" means that certain promissory note from Borrower to the order of the Bank substantially in the form of EXHIBIT B.

                  "Upfront Fee" means the sum of $75,000, payable by Borrower to the Bank at closing.

                  "Wells Fargo Bank Debt" means the total amount of Indebtedness owing by the Borrower and its Subsidiaries to Wells Fargo Bank, N.A.. (As of March 26, 1999, the principal amount of the Wells Fargo Bank Debt was $23,866,335).

                  "Wells Fargo Bank Liens" means those Liens granted by Borrower and its Subsidiaries on certain of their assets in favor of Wells Fargo Bank, N.A., which Liens secure the Wells Fargo Bank Debt.

                  "Wine Bottling Inventory" means Borrower's bottles, corks and other supplies used in its wine production.

                  1.2 Accounting Terms. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by GAAP. Unless otherwise provided in this Agreement, all calculations with respect to accounting or financial matters shall be computed in accordance with GAAP, consistently applied.

                              SECTION II. THE LOAN

                  2.1 The Loans

                      (A) The Term Loan. Subject to the terms of this Agreement, the Bank agrees to make loans to Borrower from time to time on any Business Day during the period from the Closing Date through the Drawdown Expiration Date in an amount not to exceed the Term

                                       9.

Loan Commitment (such loans, as the aggregate outstanding principal amount thereof may be reduced from time to time by scheduled payment, prepayment or otherwise, the "Term Loan"). Any amount of the Term Loan that is repaid may not be reborrowed.

                      (B) The Revolving Loan Facility. Subject to the terms of this Agreement, the Bank agrees to make available to Borrower during the period from the Closing Date to the Revolving Maturity Date a revolving loan facility in an aggregate amount outstanding not to exceed at any time the lesser of (i) $40,000,000, and (ii) the Borrowing Base then in effect (the "Revolving Loan Facility"). Each revolving loan made to Borrower pursuant to the Revolving Loan Facility shall be a "Revolving Loan." Amounts borrowed under the Revolving Loan Facility may be repaid and reborrowed in accordance with the terms of this Agreement.

                      (C) Wells Fargo Bank Payoff. Borrower hereby agrees that the first advances under the Term Loan and the Revolving Loan Facility shall be made for the sole purpose of repaying in full the Wells Fargo Bank Debt existing on the Closing Date. Borrower hereby authorizes and directs the Bank to pay directly to Wells Fargo Bank, N.A. such proceeds of the Loans as are necessary to pay in full the Wells Fargo Bank Debt owing on the Closing Date.

                  2.2 Evidence of the Loans.

                      (A) Notes. As additional evidence of the Loans, Borrower shall execute and deliver to the Bank the Notes.

                      (B) Recordkeeping. The Bank shall record in its internal records the date and amount of each disbursement of proceeds under the Loans, the amount of principal and interest due and payable hereunder from time to time, each payment thereof and the resulting unpaid principal balance of each of the Loans. Any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligations of Borrower hereunder and under the Notes to pay the Indebtedness owing under the Loans.

                  2.3 Interest Rates; Commitment Fee.

                      (A) Term Loan. The unpaid principal balance of the Term Loan shall bear interest as follows:

                          (i) at all  times  prior  to the  Drawdown  Expiration
Date, the unpaid principal balance of the Term Loan shall bear interest calculated at a fluctuating rate per annum equal to, at the Borrower's option (except as otherwise provided herein) (I) the LIBOR Rate plus 1.20% during any Interest Period or (II) the Reference Rate plus 0%; and

                          (ii)  at  all  times  from  and  after  the   Drawdown
Expiration Date, the unpaid principal balance of the Term Loan shall bear interest calculated at a fluctuating rate per annum equal to, at the Borrower's option (except as otherwise provided herein) (1) the

                                      10.

LIBOR Rate plus the LIBOR Margin during any Interest Period or (2) the Reference Rate plus 0%.

                      (B) Revolving Loans. The unpaid principal balance of each Revolving Loan shall bear interest calculated at a fluctuating rate per annum equal to, at Borrower's option (except as otherwise provided herein), (i) the LIBOR Rate plus 0.875% during any Interest Period, (ii) the Reference Rate plus 0%, or (iii) such other interest rates for such other interest periods as shall be mutually agreed upon from time to time by the Borrower and the Bank.

                      (C) Commitment Fee The Borrower agrees to pay to the Bank a commitment fee on the average daily unused portion of the Revolving Loan Facility Commitment as in effect from time to time from the Closing Date until the Revolving Loan Maturity Date at the rate of 0.125% per annum, payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on the first such date after the Closing Date, and terminating on the earlier of the date the Revolving Loan Facility Commitment is terminated hereunder or the Revolving Loan Maturity Date.

                      (D) Default Rate; Calculation Period. During the continuance of an Event of Default, Borrower shall pay interest on all unpaid amounts due and owing in connection with the Loans and the Loan Documents calculated at a fluctuating rate per annum equal to the Reference Rate plus three percent (3%). All interest, for any period, shall be calculated on the basis of a 360-day year and the actual number of days elapsed during the relevant period.

                  2.4 Conversion and Continuation Elections.

                      (A) The Borrower may, upon irrevocable written notice to the Bank in accordance with subsection (B) below:

                                 a. elect, as of any Business Day, in the case of a Reference Rate Loan, or as of the last day of the applicable Interest Period, in the case of a LIBOR Rate Loan, to convert such Reference Rate Loan or LIBOR Rate Loan into the other; or

                                 b. elect, as of the last day of the applicable Interest Period, to continue a LIBOR Rate Loan having an Interest Period expiring on such day.

                      (B) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Bank not later than 11:00 a.m.
(California time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loan is to be converted into or continued as a LIBOR Rate Loan; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loan is to be converted into a Reference Rate Loan, specifying:

                                      11.

                                 a.   the proposed Conversion/Continuation Date;

                                 b.   whether   the   proposed   conversion   or
                                      continuation  will  result in a  Reference
                                      Rate Loan or a LIBOR Rate Loan; and

                                 c. other than in the case of conversion into a Reference Rate Loan, the duration of the requested Interest Period.


                      (C) If upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, the Borrower has failed to select timely a new Interest Period to be applicable to the LIBOR Rate Loan, or if any Event of Default then exists, the Borrower shall be deemed to have elected to convert the LIBOR Rate Loan into a Reference Rate Loan effective as of the expiration date of such Interest Period.

                      (D)  Unless  the  Bank  otherwise  consents,   during  the
existence of an Event of Default, the Borrower may not elect to have the Loans converted into or continued as a LIBOR Rate Loan.

                      (E) Unless the Bank otherwise consents, after giving effect to any continuation or conversion of Loans, there shall not be more than ten Interest Periods in effect.

                  2.5 Repayment of the Loans.

                      (A) Term Loan. Prior to the Term Loan Maturity Date, accrued interest shall be due and payable on the unpaid principal balance of the Term Loan in arrears on the last day of each calendar month, commencing on April 30, 1999. The unpaid principal balance of the Term Loan shall be repaid in twenty-two substantially equal consecutive installments (based on a ten-year amortization schedule) due and payable on the last day of each calendar quarter and commencing on December 31, 2000, plus a final principal installment equal to the unpaid principal balance of the Term Loan then outstanding, together with all accrued and unpaid interest thereon, due and payable on the Term Loan Maturity Date.

                      (B) Revolving Loans. Prior to the Revolving Loan Maturity Date, accrued interest shall be due and payable on the Revolving Loans in arrears on the last day of each calendar month, commencing on April 30, 1999. The Revolving Loans shall be due and payable in full on the Revolving Loan Maturity Date.

                  2.6 Prepayments and Commitment Reductions.

                      (A) Optional Prepayments. Upon at least ten (10) Business Days' written notice to the Bank, Borrower may, subject to Section 2.10, prepay the outstanding principal amount of the Loans in whole or in part, and from time to time, without premium or penalty.

                                      12.

                      (B) Mandatory Prepayments. If at any time the aggregate principal amount of the outstanding Revolving Loans shall exceed the Borrowing Base then in effect, the Borrower, upon becoming aware of such excess, shall, not later than three Business Days after becoming so aware, prepay the outstanding principal amount of the Revolving Loans in an amount equal to such excess, subject to Section 2.10.

                      (C) Effect of Prepayments. All partial prepayments of any kind shall not relieve Borrower of its obligation to make regularly scheduled payments of principal, interest or other Indebtedness as required by this Agreement or any other Loan Document.

                      (D) Optional Reduction or Termination of Commitments. The Borrower may, upon not less than ten (10) Business Days' prior written notice to the Bank, terminate or voluntarily reduce the Revolving Loan Facility Commitment and/or the Term Commitment by an aggregate minimum amount, in each case, of $1,000,000 or any multiple of $1,000,000 in excess thereof. Once reduced in accordance with this subsection 2.6(D), the Revolving Loan Facility Commitment or the Term Commitment, as the case may be, may not be increased. All accrued and unpaid commitment fees to the effective date of any reduction or termination of the Revolving Loan Facility Commitment shall be paid on the effective date of such reduction or termination. If after giving effect to any such reduction or termination of the Revolving Loan Facility Commitment the aggregate principal amount of the Revolving Loans then outstanding would exceed the Revolving Loan Facility Commitment then in effect, the Borrower shall concurrently with the effectiveness of such reduction or termination prepay the outstanding principal amount of the Revolving Loans in an amount equal to such excess, subject to
Section 2.10. If after giving effect to any such reduction or termination of the Term Commitment the aggregate principal amount of the Term Loan then outstanding would exceed the Term Commitment then in effect, the Borrower shall concurrently with the effectiveness of such reduction or termination prepay the outstanding principal amount of the Term Loan in an amount equal to such excess, subject to
Section 2.10. Any reduction or termination of the Revolving Loan Facility Commitment or the Term Commitment effective on or prior to the date that is twenty-three months after the Closing Date shall be subject to a prepayment fee equal to 2% of the aggregate principal amount of such reduction or termination, which prepayment fee shall be due and payable concurrently with the effectiveness of such reduction or termination.

                  2.7 Payments to the Bank.

                  All payments of interest on, principal of, and all other amounts payable to the Bank in respect of or in connection with the Loans shall be paid directly to the Bank in immediately available funds on the dates specified under this Agreement, or if any such date is not a Business Day, then on the next succeeding Business Day (and all such extensions of time shall be included in the computation of the amount of interest to be paid by Borrower), in immediately available funds. The Bank shall send Borrower statements of all amounts due under this Agreement for interest, principal, fees and expenses. Those statements shall be considered prima facie evidence of the accuracy of the amounts due, absent manifest error, and shall be

                                      13.

binding on Borrower unless Borrower notifies the Bank to the contrary within ten
(10) days of receipt of any statement that Borrower deems to be incorrect.

                  2.8 Illegality.

                      (A) If the Bank determines that the introduction after the date hereof of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for the Bank or its applicable lending office to make any LIBOR Rate Loan, then, on notice thereof by the Bank to the Borrower, any obligation of the Bank to make a LIBOR Rate Loan shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist.

                      (B) If the Bank determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loan to a Reference Rate Loan effective upon the earlier of (i) the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such LIBOR Rate Loan to such day, or (ii) immediately, if the Bank may not lawfully continue to maintain such LIBOR Rate Loan. The Borrower shall be required to pay to the Bank upon demand any amounts payable under Section
2.10 resulting from any such mandatory conversion from a LIBOR Rate Loan to a Reference Rate Loan.

                  2.9 Increased Costs and Reduction of Return.

                      (A) If the Bank determines that, due to either (i) the introduction of or any change in or in the interpretation by a Governmental Authority, of competent jurisdiction, in each case after the date hereof, of any law or regulation or (ii) the compliance by the Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), which introduction, change or interpretation, imposes or modifies any reserve, special deposit or similar requirement or changes the basis on which taxes (other than taxes imposed on or measured by the net income of Bank or its applicable lending office) relating to the extension of the Loans hereunder, there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loan, then the Borrower shall be liable for, and shall from time to time, upon demand, pay to the Bank additional amounts as are sufficient to compensate the Bank for such increased costs.

                      (B) If the Bank shall have determined that (i) the introduction after the date hereof of any Capital Adequacy Regulation, (ii) any change after the date hereof in any Capital Adequacy Regulation, (iii) any change after the date hereof in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its applicable lending office) or any corporation controlling the Bank with any Capital Adequacy Regulation after the date hereof, affects or would affect the amount of capital required

                                      14.

or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy and the Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Loan or obligations under this Agreement, then, upon demand by the Bank to the Borrower, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

                  2.10 Funding Losses. The Borrower shall reimburse the Bank and hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                      (A) the failure of the Borrower to make on a timely basis any payment of principal required hereunder of any LIBOR Rate Loan;

                      (B) the failure of the Borrower to borrow, continue or convert any of the Loans after the Borrower has given (or is deemed to have given) a borrowing notice or a Notice of Conversion/ Continuation;

                      (C) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.6;

                      (D) the prepayment (including pursuant to Section 2.6) or other payment of a LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period; or

                      (E) the automatic conversion under Section 2.8 of any LIBOR Rate Loan to a Reference Rate Loan on a day that is not the last day of the relevant Interest Period;

including (without limitation) any such loss or expense arising from (i) the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate
Loans or fixed rate loans, (ii) fees payable to terminate the deposits, contracts or other arrangements from which such LIBOR funds or fixed rate funds were obtained, and (iii) all other costs, expenses and fees of any kind incurred by the Bank as a result of such prepayment.

                  2.11 Inability to Determine Rates. If the Bank determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate applicable pursuant to Section 2.3 for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Bank of funding or maintaining such LIBOR Rate Loan, the Bank will promptly so notify the Borrower. Thereafter, the obligation of the Bank to make or maintain any LIBOR Rate Loan hereunder shall be suspended until the Bank revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any borrowing notice or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Bank shall make, convert or continue the Revolving Loan, as proposed by the Borrower, but the Revolving Loan shall be made, converted or continued as a Reference Rate Loan instead of a LIBOR Rate Loan.

                                      15.

                  2.12 Reserves on Offshore Rate Loans. The Borrower shall pay to the Bank, as long as the Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of any LIBOR Rate Loan equal to the actual costs of such reserves allocated to such LIBOR Rate Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on the Loan, provided the Borrower shall have received at least 15 days' prior written notice of such additional interest from the Bank. If the Bank fails to give notice 15 days prior to the relevant interest payment date, such additional interest shall be payable 15 days from receipt of such notice.

                  2.13 Certificates of Bank. If the Bank claims any reimbursement or compensation under any of Sections 2.8, 2.9, 2.10, 2.11 or 2.12, it shall deliver to the Borrower a certificate setting forth in reasonable detail the reasons for and calculation of the amount payable to the Bank hereunder and a statement that Borrower is being treated no worse than any similarly situated customer. Such certificate shall be conclusive and binding on the Borrower in the absence of manifest error. The Bank will notify the Borrower of any event occurring after the date of this Agreement which would entitle the Bank to compensation under such Sections (a "Compensable Event") as soon as practicable after it obtains knowledge of such Compensable Event and determines to request compensation therefor. The Bank shall not be entitled to compensation under such Sections for any amounts of which the Bank has knowledge incurred more than 180 days before the Bank makes demand on Borrower therefor. The Bank shall, if so requested by the Borrower, designate a different applicable lending office for LIBOR Rate Loans if such designation will avoid the need for or reduce the amount of such compensation and will not, in the reasonable opinion of the Bank, cause the Bank to incur any unreimbursed cost or otherwise be materially disadvantageous to the Bank. No assignee of the Bank shall be entitled to claim any greater amount of compensation under such Sections than the Bank would have been entitled to receive in respect of the interest so assigned had no such assignment been made, unless the event or circumstances giving rise to such right to compensation did not exist at the time such assignment was made. The Bank shall not be entitled to claim on behalf of any participant any greater amount of compensation under such Sections than the Bank would have been entitled to receive in respect of the participation had no such participation been transferred. If the obligation of the Bank or any assignee thereof to make LIBOR Rate Loans is suspended under any of Sections 2.8 through
2.12 or any Compensable Event occurs, the Borrower shall have the right to seek a substitute lender or lenders through satisfactory to the Borrower and any remaining lenders, to purchase the Notes and assume the commitment of the affected lender and such affected lender shall sell its Notes and execute and deliver appropriate assignment and assumption agreements reasonably satisfactory to the Borrower and any remaining lenders and take such other steps as may be reasonably necessary to effect the assumption of the rights and obligations of such substitute lender or lenders.

                                      16.

                  2.14 Survival. The agreements and obligations of the Borrower in Sections 2.8, 2.9, 2.10, 2.11 and 2.12 shall survive the payment of all other Indebtedness of the Borrower to the Bank hereunder.

                       SECTION III. CONDITIONS PRECEDENT

                  3.1 Conditions Precedent to Loan. The obligation of the Bank to make the Loans under this Agreement on the date of the initial disbursement of the Loans hereunder (the "Closing Date") is subject to the satisfaction of each of the following conditions precedent:

                      (A) Fees and Expenses. Borrower shall have paid the Upfront Fee and all fees, expenses and attorneys fees incurred by the Bank in connection with the Loan.

                      (B) Documents Relating to Loan. The Bank shall have received the following Loan Documents:

                                 a. a counterpart of this Agreement, executed and delivered by Borrower;

                                 b.   the  Notes,   executed  and  delivered  by
                                      Borrower;

                                 c. the Guaranties, executed and delivered by each Subsidiary of the Borrower; and

                                 d. a completed Borrowing Base Certificate signed by a Responsible Officer of the Borrower for the calendar month ended February 28, 1999.

                      (C) Additional Closing Documents. The Bank shall have received evidence that all (1) authorizations or approvals of any Governmental Authority or (2) approvals or consents of any other Person required in connection with the execution, delivery and performance of the Loan Documents shall have been obtained.

                      (D) Corporate Documents. The Bank shall have received the following, in form and substance satisfactory to it:

                                 a. Certified copies of the articles of incorporation of Borrower, together with a good standing certificate, from the Secretary of State of the State of California, each dated as of a recent date prior to the Closing Date; and

                                 b. A certificate of the corporate secretary of Borrower, dated the Closing Date, certifying (a) copies of the by-laws of Borrower and the resolutions of the board of directors of Borrower authorizing the execution, delivery and

                                      17.

                                      performance of the Loan Documents, and (b) the incumbency, authority and signatures of each officer of Borrower who will execute and deliver the Loan Documents on behalf of Borrower.

                      (E) Legal Opinion. The Bank shall have received the Opinion of Counsel to Borrower.

                      (F) Wells Fargo Bank Payoff Letter. The Bank shall have received a copy of a letter from Wells Fargo Bank, N.A. (1) specifying the total amount of the Wells Fargo Bank Debt owing as of the Closing Date, and (2) stating that, once Wells Fargo Bank, N.A. has received payment of the Wells Fargo Bank Debt, it will release the Wells Fargo Bank Liens.

                   SECTION IV. REPRESENTATIONS AND WARRANTIES

                  4.1 Representations and Warranties. Borrower represents and warrants to the Bank that:

                      (A) Organization and Powers. Borrower and each Subsidiary is a corporation, general partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation or formation, is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would have a material adverse effect on Borrower and has all requisite power and authority to own its assets and carry on its business and to execute, deliver and perform its obligations under the Loan Documents.

                      (B) Authorization; No Conflict. The execution, delivery and performance by Borrower and each Subsidiary of the Loan Documents to which they are a party have been duly authorized by all necessary corporate action of Borrower and each Subsidiary and do not and will not:

                                 a. Result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or such Subsidiary is a party or by which it or its properties may be bound or affected;

                                 b. Violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting Borrower or such Subsidiary; or

                                 c. Except as contemplated by this Agreement, result in, or require, the creation or imposition of any Lien upon or with
                                      respect  to  any  of  the   properties  of
                                      Borrower or such Subsidiary.

                                      18.

                      (C) Binding Obligation. The Loan Documents constitute, or when delivered under this Agreement will constitute, legal, valid and binding obligations of Borrower and its Subsidiaries, enforceable against Borrower and its Subsidiaries in accordance with their respective terms, subject to judicial discretion regarding specific performance or other equitable remedies and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally.

                      (D) Governmental Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority is required for the due execution, delivery or performance by Borrower and its Subsidiaries of any of the Loan Documents to which they are a party.

                      (E) No Defaults. Neither Borrower nor any of its Subsidiaries is in default under any material contract, lease, agreement, judgment, decree or order to which it is a party or by which it or its properties may be bound.

                      (F) Title to Properties; Liens. Borrower and each Subsidiary has good and marketable title to its properties and assets, and there is no Lien upon or with respect to any of such properties or assets, which secures Indebtedness of any Person, except as contemplated herein and except for Permitted Liens.

                      (G) Litigation. There are no actions, suits or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower or any of its Subsidiaries or the properties of Borrower or any of its Subsidiaries before any Governmental Authority or arbitrator which (1) if determined adversely to Borrower or any such Subsidiaries may materially adversely affect the operations, properties, business or condition (financial or otherwise) of Borrower, or (2) purport to affect the legality, validity or enforceability of any of the Loan Documents.

                      (H) Compliance with Laws.

                                 a. Environmental Laws. Borrower and each Subsidiary is in material compliance with all Environmental Laws, whether in connection with the ownership, use, maintenance or operation of its property or the conduct of any business thereon, or otherwise. Neither Borrower nor any of its Subsidiaries nor to the best of Borrower's knowledge, after due and diligent inquiry and investigation, any previous owner, tenant, occupant, user or operator of their respective properties, or any present tenant or other present occupant, user or operator of their respective properties has used, generated, manufactured, installed, treated,
                                      released,   stored  or   disposed  of  any
                                      Hazardous Substances on, under, or at any of such properties, except in compliance with all

                                      19.

                                      applicable  Environmental  Laws. After due
                                      and  diligent  inquiry and  investigation,
                                      Borrower  has  determined,  to the best of
                                      Borrower's  knowledge,  that no  Hazardous
                                      Substances  have at any time been spilled,
                                      leaked,  dumped,  deposited,   discharged,
                                      disposed of or released on,  under,  at or
                                      from any of such properties,  nor have any
                                      of such  properties  been used at any time
                                      by  any  Person  as a  landfill  or  waste
                                      disposal  site.   There  are  no  actions,
                                      suits,   claims,   notices  of  violation,
                                      hearings,  investigations  or  proceedings
                                      pending  or,  to the  best  of  Borrower's
                                      knowledge, threatened against or affecting
                                      Borrower  or any of  its  Subsidiaries  or
                                      with  respect  to  the   ownership,   use,
                                      maintenance   and   operation   of   their
                                      respective    properties,    relating   to
                                      Environmental     Laws    or     Hazardous
                                      Substances.

                                 b. All Other Laws. Borrower, its Subsidiaries and their respective properties are in full compliance with all other applicable laws (including, without limitation, the Americans with Disabilities Act). All improvements to, and other construction or building projects on, such properties will be at all times in full compliance with all applicable laws (including, without limitation, the Americans with Disabilities Act).

                      (I) Governmental Regulation. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act, any state public utilities code or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

                      (J) Subsidiaries. Borrower has no Subsidiaries except as set forth on Schedule 4.1(J).

                      (K) Margin Regulations. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                      (L) Taxes. Borrower and each Subsidiary has duly filed all tax and information returns required to be filed, and has paid all taxes, fees, assessments and other governmental charges or levies that have become due and payable, except to the extent such taxes or other charges are being contested in good faith and are adequately reserved against in accordance with GAAP.

                                      20.

                      (M) Patents and Other Rights. Borrower and each Subsidiary possesses all permits, franchises, licenses, patents, trademarks, trade names, service marks, copyrights and all rights with respect thereto, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its business and neither Borrower nor any of its Subsidiaries is in violation of any rights of others with respect to the foregoing.

                      (N) Insurance. The properties of Borrower and its Subsidiaries are insured, with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the localities where Borrower or any such Subsidiary operates.

                      (O) Year 2000. Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and will make related appropriate inquiry of material suppliers and vendors. Based on such review and program, Borrower believes that the "Year 2000 Problem" will not have a material adverse effect on Borrower.

                      (P) Liabilities. Borrower and its Subsidiaries have no material liabilities, fixed or contingent, other than those owing to Bank and those disclosed on Schedule 5.2(D).

                      (Q) Disclosure. None of the representations or warranties made by Borrower or any Subsidiary in the Loan Documents as of the date of such representations and warranties, and none of the statements contained in each exhibit or report furnished by or on behalf of Borrower or any of its Subsidiaries to the Bank in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

                      (R) Acknowledgments. The Bank's activities in connection with this Agreement, all other Loan Documents and the Borrower are not "outside the scope of the activities of a lender of money" within the meaning of Section 3434 of the California Civil Code. The Bank shall not be liable or responsible for any acts, omissions or decisions of the Borrower. The Bank is not, and shall not be construed as, a partner of, joint venturer with or controlling person of the Borrower.

                        SECTION V. COVENANTS OF BORROWER

                  5.1 Affirmative Covenants. Borrower hereby covenants and agrees with the Bank that, so long as any of the Indebtedness owing to the Bank under this Agreement or any other

                                      21.

Loan Document remain unsatisfied, or any other commitment under this Agreement remains outstanding, Borrower shall comply at all times with the following affirmative covenants:

                      (A) Within 45 days following the conclusion of each fiscal quarter, Borrower shall provide the Bank with consolidated financial statements that (1) have been prepared by Borrower internally, and (2) are in a form and format reasonably satisfactory to the Bank. Within 90 days following the end of each fiscal year, Borrower shall provide the Bank with audited consolidated financial statements.

                      (B) Within 30 days after the end of each calendar month (commencing with May 1999), the Borrower shall provide the Bank with a completed Borrowing Base Certificate for such preceding calendar month signed by a Responsible Officer of the Borrower.

                      (C) Within 45 days after the end of each fiscal quarter, the Borrower shall provide the Bank with a completed Compliance Certificate for such preceding fiscal quarter signed by a Responsible Officer of the Borrower.

                      (D) Following reasonable notice by the Bank, Borrower shall provide representatives of the Bank reasonable access to its books and records. In addition, Borrower shall furnish the Bank any information regarding Borrower's or any Subsidiary's business affairs and financial condition that is reasonably requested by the Bank within a reasonable time after written request for such information.

                      (E) Borrower and its Subsidiaries shall pay when due (or within applicable grace periods) all material Indebtedness due to any Person.

                      (F) Borrower shall notify the Bank immediately if Borrower becomes aware of the occurrence of any Event of Default, or of any fact, condition, or event that with the giving of notice or passage of time, or both, would become an Event of Default, or if it becomes aware of any material adverse change in its financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or of the failure of Borrower or any Subsidiary to observe any of its undertakings under this Agreement, the Guaranties or any other Loan Documents.

                      (G) Borrower shall use its best efforts to ensure that the Wells Fargo Bank Liens are released or terminated to the satisfaction of the Bank.

                  5.2 Negative Covenants. Borrower hereby covenants and agrees with the Bank that, so long as any of the Indebtedness owing to the Bank under this Agreement or any other Loan Document remains unsatisfied, or any other commitment under this Agreement remains outstanding, Borrower shall not and shall not permit any Subsidiary to:

                      (A) Mortgage, pledge, grant, or permit to exist a security interest in or a Lien upon any of its assets, now owned or hereafter acquired, except for Permitted Liens.

                                       22.

                      (B) Furnish the Bank any certificate or other document that will contain any untrue statement of material fact or that, taken together with all other information furnished, will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

                      (C) Pay any dividends or make any distributions to its shareholders or equity owners (other than to the Borrower) in excess of 50% of net income in any fiscal year; provided that no Event of Default then exists or would result therefrom.

                      (D) Incur any Indebtedness to any person or entity other than the Bank, other than (i) trade debt incurred in the ordinary course of Borrower's or any Subsidiary's business, (ii) Indebtedness existing on the Closing Date and listed on Schedule 5.2(D), (iii) intercompany Indebtedness permitted under Section 5.2(F) below, (iv) any renewal, extension or refinancing of the Existing Subordinated Notes; provided that any such renewal, extension or refinancing shall be on terms substantially similar to the terms which govern the Existing Subordinated Notes on the date hereof or on terms which are more favorable to the Borrower than such governing terms existing on the date hereof; and provided further that the aggregate principal amount thereof shall not at any time outstanding exceed $8,500,000, and (v) other Indebtedness of the Borrower's Subsidiaries which, together with all Indebtedness listed on Schedule 5.2(D), does not exceed in the aggregate $3,000,000 at any time outstanding.

                      (E) Take any action that materially and adversely affects, or, with the giving of notice or passage of time, or both, would materially and adversely affect Borrower's or any Subsidiary's ability to perform its obligations to the Bank pursuant to this Agreement or any other Loan Document.

                      (F) Purchase or otherwise acquire the capital stock, assets (constituting a business unit), obligations or other securities of or any interest in any Person, or otherwise extend any credit to, guarantee the obligations of or make any additional investments in any Person, other than in connection with:

                                 a. extensions of credit in the nature of notes receivable arising from the sales of goods or services in the ordinary course of business;

                                 b.   investments   in  cash   equivalents   and
                                      short-term marketable securities;

                                 c. investments existing on the Closing Date in Subsidiaries;

                                 d. extensions of credit by the Borrower to its Subsidiary Canoe Ridge Vineyard LLC and/or its Subsidiary Edna Valley Vineyard on or after the Closing Date in an aggregate amount for all such extensions of credit not to exceed, without the prior written consent of the Bank in its

                                      23.

                                      sole discretion,  the Maximum Intercompany
                                      Loan  Amount;   provided   that  all  such
                                      extensions  of credit by the  Borrower (i)
                                      to Canoe Ridge  Vineyard  LLC shall not at
                                      any  time  outstanding  exceed  the  Canoe
                                      Ridge  Intercompany Loan Amount,  and (ii)
                                      to Edna Valley  Vineyard  shall not at any
                                      time  outstanding  exceed the Edna  Valley
                                      Intercompany  Loan  Amount;  and  provided
                                      further  that no  Event of  Default  shall
                                      exist  at the  time  of  making  any  such
                                      credit    extension    or   would   result
                                      therefrom.

                                 e.   employee    loans   and    guarantees   in
                                      accordance with such Borrower's usual and customary practices with respect thereto;

                                 f. guaranty obligations of the Borrower in respect of the Indebtedness of its
                                      Subsidiaries,       which       Subsidiary
                                      Indebtedness is permitted under subsection
                                      5.2(D) above; and

                                 g. Acquisitions by the Borrower on and after the Closing Date; provided that (i) such Acquisitions are undertaken in full compliance with all applicable Requirements of Law (ii) no Event of Default shall exist at the time of or immediately after giving effect to any such Acquisition and (iii) the aggregate cash consideration for any single such Acquisition shall not exceed $5,000,000.

                      (G) Allow a Change of Control.

                      (H) Sell more than ten percent (10%) of its total assets in any one year. In the event of all asset sales (other than sales of inventory in the ordinary course), the proceeds of such asset sales shall be paid to the Bank and be applied against the Term Loans.

                      (I) Forgive, cancel, discount or otherwise reduce the principal amount owing in respect of any extension of credit by the Borrower to Canoe Ridge Vineyard LLC or Edna Valley Vineyard, without the prior written consent of the Bank.

                  5.3 Financial Covenants.

                      (A) The Borrower shall maintain, for each fiscal quarter period, a ratio of (i) current assets to (ii) current liabilities, in each case determined in accordance with GAAP on a consolidated basis, of not less than
1.35 to 1.00, measured as of the last day of each fiscal quarter.

                                      24.

                      (B) The Borrower shall maintain, for each rolling 4-quarter period, a ratio of (i) EBIT for such 4-quarter period to (ii) Interest Expense for such 4-quarter period, in each case determined in accordance with GAAP on a consolidated basis, of not less than 2.00 to 1.00, measured as of the last day of each fiscal quarter.

                      (C) The  Borrower  will  maintain a ratio of (i) EBITDA to
(ii) the sum of (A) the current portion of long term Indebtedness plus (B) Interest Expense, in each case determined in accordance with GAAP for the Borrower and its Subsidiaries on a consolidated basis for the rolling 4-quarter period then most recently ended, of not less than 1.75 to 1.00, measured as of the last day of each fiscal quarter.

                      (D) The Borrower shall maintain a ratio of (i) senior long term indebtedness plus the current portion of all other long term debt to (ii) senior long term indebtedness plus the current portion of all other long term indebtedness plus Net Worth plus up to $8,500,000 in principal amount of the Existing Subordinated Notes then outstanding, in each case determined in accordance with GAAP on a consolidated basis, of not more than 0.65 to 1.00, measured as of the last day of each fiscal quarter.

                      (E) The Borrower shall not permit its Tangible Net Worth to be less than (i) $45,000,000 plus (ii) 50% of net income earned in each quarterly accounting period commencing after the Closing Date (without deduction for losses), determined in accordance with GAAP on a consolidated basis, measured as of the last day of each fiscal quarter.

                              SECTION VI. DEFAULT

                  6.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

                      (A) Payments. Borrower shall fail to pay (i) any amount of principal of the Loans when due, or (ii) interest on the Loans when due, or
(iii) any fee or other amount payable hereunder or under any of the other Loan Documents within three (3) Business Days after the same shall become due.

                      (B) Representations and Warranties. Any representation or warranty by Borrower or any of its Subsidiaries under or in connection with this Agreement or the other Loan Documents shall prove to have been incorrect in any material respect when made or deemed made.

                      (C) Failure by Borrower to Perform Covenants. Borrower shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed.

                      (D) Bankruptcy. Borrower or any Subsidiary shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or

                                      25.

Borrower or any Subsidiary shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against Borrower or any Subsidiary pursuant to the Bankruptcy Code or any such other state or federal law; or Borrower or any Subsidiary shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of Borrower's or such Subsidiary's property, or shall take any action to authorize any of the actions set forth above in this subsection; or an involuntary petition seeking any of the relief specified in this subsection shall be filed against Borrower or any Subsidiary and shall not be dismissed within 30 days; or any order for relief shall be entered against Borrower or any Subsidiary in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law.

                      (E) Default Under Other Indebtedness. Borrower or any Subsidiary shall (1) fail to make any payment of any principal of, or interest or premium on, any Indebtedness when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (2) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

                      (F) Material Adverse Change. A material adverse change in the business, results of operations or condition (financial or otherwise) of Borrower shall have occurred which gives reasonable grounds to conclude, in the reasonable judgment of the Bank, that Borrower may not, or will be unable to, perform or observe in the normal course of its obligations under the Loan Documents.

                      (G) Invalidity of Loan Documents. Any of the Loan Documents, after delivery thereof, shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or Borrower, any Subsidiary or any other Person shall contest in any manner the validity or enforceability thereof, or Borrower, any Subsidiary or any other Person shall deny that it has any further liability or obligation thereunder.

                  6.2 Effect of Event of Default. If any Event of Default shall occur, the Bank may, without limitation, (A) cease making disbursements of the Loan proceeds, (B) declare the entire unpaid principal amount of the Loans and the Notes, all interest accrued and unpaid thereon and all other amounts payable under or in connection with this Agreement and the other Loan

                                      26.

Documents to be forthwith due and payable, whereupon the Loans and the Notes, all such accrued interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, (C) exercise any or all of the Bank's rights and remedies under the Loan Documents, and (D) proceed to enforce all other rights and remedies available to the Bank under applicable law. All of the Bank's rights and remedies hereunder are cumulative and not exclusive.

                           SECTION VII. MISCELLANEOUS

                  7.1 Amendments and Waivers. The Bank and Borrower may from time to time enter into a written amendment to any provision of this Agreement and the other Loan Documents, and the Bank may from time to time execute and deliver to Borrower a written instrument waiving any provision of this Agreement or any other Loan Document, or consenting to any departure by Borrower therefrom. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  7.2 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by telex or telecopier) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or telex or telecopier numbers set forth below their names on the signature pages hereof, or at or to such other address or telex or telecopier number as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective (1) if delivered by hand, upon delivery; (2) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class, postage prepaid; and (3) if sent by telecopy, upon receipt.

                  7.3 No Waiver; Cumulative Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement and the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Bank.

                  7.4 Costs and Expenses; Indemnification; Other Charges.

                      (A) Costs and Expenses. Borrower agrees to pay on demand, whether or not the transactions contemplated hereby shall be consummated:

                                 a. the reasonable out-of-pocket costs and expenses of the Bank, and the reasonable fees and disbursements of counsel to the Bank (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery  and  administration  of the Loan
                                      Documents, and

                                      27.

                                      any amendments, modifications or waivers of the terms thereof; and

                                 b. all costs and expenses of the Bank and fees and disbursements of counsel (including allocated costs of internal counsel) in connection with (a) any default  or  Event  of  Default,  (b)  the
                                      enforcement or attempted  enforcement  of,
                                      and  preservation of any rights under, the
                                      Loan  Documents,   (c)  any   out-of-court
                                      workout    or   other    refinancing    or
                                      restructuring  or any  bankruptcy  case or
                                      insolvency   proceeding,   and   (d)   the
                                      preservation of, and realization upon, any
                                      collateral,  including  any losses,  costs
                                      and  expenses  sustained  by the Bank as a
                                      result  of  any  failure  by  Borrower  to
                                      perform   or   observe   its   obligations
                                      contained in the Loan Documents.

                      (B) Indemnification. Whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to indemnify the Bank and its directors, officers, employees, agents, counsel and other advisors (each an "Indemnified Person"), against and hold each of them harmless from any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, in connection with any investigation, litigation or other proceeding, irrespective of whether the Indemnified Person shall be designated a party thereto, in any way relating to or arising out of this Agreement or any other Loan Document, the use or intended use of the proceeds of the Loans or the transactions contemplated hereby or thereby (the "Indemnified Liabilities"); provided that Borrower shall not be liable for any portion of such Indemnified Liabilities resulting from an Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                      (C) Other Charges. Borrower agrees to indemnify the Bank against and hold it harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of the Loan Documents.

                  7.5 Survival. All covenants, agreements, representations and warranties made in any Loan Document and in any certificates, documents or other instruments delivered pursuant thereto shall, except to the extent otherwise provided therein, survive the execution and delivery of this Agreement, the making of the Loans and the execution and delivery of the Notes and shall continue in full force and effect so long as the Bank has any obligations under the Loan Documents, any Loan remains outstanding or any obligation to make any payment hereunder or

                                      28.

under the Notes remains outstanding and unpaid, or any obligation to perform any other act hereunder or under any other Loan Document remains unsatisfied. Without limiting the generality of the foregoing, the obligations of Borrower under Section 7.4 of this Agreement shall survive the repayment of the Loans and the termination of the Bank's obligations under this Agreement.

                  7.6 Benefits of Agreement. This Agreement and the other Loan Documents are entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Document.

                      (A) Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Borrower, the Bank and their respective permitted successors and assigns.

                      (B) Assignment. Borrower shall not have the right to assign its rights and obligations hereunder or under the other Loan Documents or any interest herein or therein without the prior written consent of the Bank. The Bank may sell, assign, transfer or grant participations in all or any portion of the Bank's rights and obligations hereunder and under the other Loan Documents.

                  7.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

                  7.8 Waiver of Jury Trial. BORROWER AND THE BANK HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND THE BANK HEREBY AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT IN ANY WAY LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. A COPY OF THIS SECTION 7.8 MAY BE FILED WITH ANY COURT AS

                                      29.

WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND CONSENT TO TRIAL BY COURT.

                  7.9 Entire Agreement. This Agreement and the other Loan Documents reflect the entire agreement between Borrower and the Bank with respect to the matters set forth herein and therein and supersede any prior agreements, commitments, discussions and understandings, oral or written, with respect thereto.

                  7.10 Severability. If one or more provisions contained in this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party, such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party shall, to the fullest extent permitted by applicable law, not invalidate or render illegal or unenforceable any such provision in any other jurisdiction or with respect to any other party, or any other provisions of this Agreement or the other Loan Documents.

                  7.11 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                                      30.

                  IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the date first above written.



CHALONE WINE GROUP, LTD.                     Address for Notices:

                                             621 Airpark Road
                                             Napa, CA  94558
By   /s/ Francois Muse                       Attn:    Mr. Francois Muse
   -----------------------------------       Fax:     (707) 254-4203
Title (Acting) Chief Financial Officer       Tel:     (707) 254-4200
      --------------------------------

COOPERATIEVE CENTRALE                        Address for Notices:
RAIFFEISEN-BOERENLEENBANK B.A.,
"RABOBANK NEDERLAND,"                        Rabobank International
NEW YORK BRANCH                              c/o Rabobank Support Services, Inc.
                                             10 Exchange Place
                                             16th Floor
By /s/ W. Jeffrey Vollack                    Jersey City, NJ  07302
   ------------------------------------      Attn:    Nilsa Ware
Title Senior Credit Officer                  Fax:     (201) 499-5317
      Senior Vice President                  Tel:     (201) 499-5326
      ---------------------------------

By /s/ John McHuch
   ------------------------------------
Title Vice President
      ---------------------------------


                                      31.

                                                   ANNEX I
                                             to Credit Agreement
                                             -------------------

                                                PRICING MATRIX

------------------------- -------------------------------------- --------------------------------------------
                                        TEST I                               Basis Points Per Annum
                          -------------------------------------- --------------------------------------------
        Level                     Debt Service Ratio                              LIBOR Margin
------------------------- -------------------------------------- --------------------------------------------
        Level I            less than or equal to 2.50 to 1.00                       137.0
------------------------- -------------------------------------- --------------------------------------------
        Level II           greater than 2.50 to 1.00 but less                       128.5
                              than or equal to 3.00 to 1.00
------------------------- -------------------------------------- --------------------------------------------
        Level III                greater than 3.00 to 1.00                          120.0
------------------------- -------------------------------------- --------------------------------------------

                  The LIBOR Margin shall be determined on any date of determination by reference to the Level set forth in the above Pricing Matrix corresponding to the Level corresponding to the Borrower's Debt Service Ratio as set forth in the Compliance Certificate then most recently delivered to the Bank pursuant to Section 5.1(D) of the Credit Agreement. Each change, if any, in the LIBOR Margin shall become effective on the date on which the Borrower delivers a completed Compliance Certificate to the Bank pursuant to Section 5.1(D). If at any time the Borrower fails to deliver a completed Compliance Certificate to the Bank within the applicable time period after each fiscal quarter set forth in
Section 5.1(D), the LIBOR Margin shall be deemed to be fixed at Level I above until such time as the Borrower delivers a completed Compliance Certificate pursuant to Section 5.1(D).

                  As used herein, the "Debt Service Ratio" shall mean the ratio of (i) EBITDA to (ii) the sum of (A) the current portion of long term Indebtedness plus (B) Interest Expense, in each case determined in accordance with GAAP for the Borrower and its Subsidiaries on a consolidated basis for the rolling 4-quarter period then most recently ended, measured as of the last day of each fiscal quarter.


                                      32.